UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

ACTIVECARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 West Business Park Drive, #100

Orem, Utah 84058

(Address of Principal Executive Offices)

(877) 219-6050

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on September 19, 2016 ActiveCare, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement, as amended (the "Purchase Agreement"), with JMJ Financial, a Nevada sole proprietorship ("JMJ", and together with the Company, the "Parties"). Pursuant to the terms of the Purchase Agreement, JMJ purchased from the Company (i) a Promissory Note in the aggregate principal amount of up to $1,500,000 (the "Note") due and payable on the earlier of January 31, 2017, or the third business day after the closing of the Company’s securities offering (the “Securities Offering”) pursuant to the S-1 registration statement filed with the U.S. Securities and Exchange Commission on July 19, 2016 (file number 333-212589), and (ii) a Common Stock Purchase Warrant (the "Warrant") to purchase 10,000,000 shares of the Company's common stock ("Common Stock") at an exercise price as defined therein.

Effective January 30, 2017, the Parties entered into a second amendment to the Purchase Agreement and the Note (the “Amendment "). Pursuant to the terms of Amendment, JMJ agreed to extend the maturity date of the Note to the earlier of March 15, 2017, or the third business day after the closing of the Securities Offering. Pursuant to the Amendment JMJ may not vote or take delivery of common stock that would result in JMJ becoming the beneficial owner of more than 9.99% of the issued and outstanding common stock of the Company after giving effect to any such issuance. In addition to the Amendment, JMJ provided a waiver (the “Waiver”) to all negative covenants contained in all agreements among the Parties in order to permit the Company to effectuate its January 27, 2017 reverse stock split.

The above description of Amendment and the Waiver does not purport to be complete and is qualified in its entirety by the full text of such documents, which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On January 31, 2017, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the designation, powers, rights, privileges, preferences and restrictions of the Series G Convertible Preferred Stock, $0.00001 par value per share (the “Series G Preferred”).  The Company is authorized to issue up to forty-three thousand two hundred twenty (43,220) shares of Series G Preferred. Each share of Series G Preferred has a stated value equal to $500 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares). The Series G Preferred has no liquidation preference, no dividend rights, no redemption rights, and voting rights on an as converted basis.

The stated value of the Series G Preferred (the “Conversion Amount”) will automatically convert into fully paid and non-assessable shares of Common Stock (“Series G Conversion Shares”) upon (i) the Company’s receipt of Fifty Million Dollars (US$50,000,000) or more in gross revenue in a single fiscal year, (ii) the sale of the Company via asset purchase, stock sale, merger or other business combination in which the Company and/or its stockholders receive aggregate gross proceeds of Twenty-Five Million Dollars (US$25,000,000) or more, or (iii) the closing of an underwritten offering by the Company pursuant to which the Company receives aggregate gross proceeds of at least Ten Million Dollars (US$10,000,000) in consideration of the purchase of shares of Common Stock and/or which results in the listing of the Common Stock on the Nasdaq National Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT. The number of Series G Conversion Shares issuable upon conversion of the Conversion Amount shall equal the Conversion Amount divided by the Conversion Price then in effect. The “Conversion Price” of the Series G Preferred is $22.50. Upon the trigger of an Automatic Conversion, all of the shares of Series G Preferred will convert into Common Stock at the Conversion Price then in effect.

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On January 31, 2017, the Company issued 32,415 and 10,805 shares of the Series G Preferred, respectively, to (i) Tyumen Holdings, LLC, of which Jeffery Peterson, the Company’s Executive Chairman and Chief Executive Officer is the Manager, and (ii) James Dalton (collectively, the “Series G Holders”). Also on January 31, 2017, the Company and each of the Series G Holders entered into Lock-Up Agreements (the “Lock-Up Agreements”) relating to the Series G Preferred Shares held by each of the Series G Holders. Pursuant to the Lock-Up Agreement, upon the automatic conversion of the Series G Preferred, the Series G Holders cannot offer, sell, contract to sell, hypothecate or otherwise dispose of shares of the Common Stock obtained by conversion of the Series G Preferred until the earlier of (i) the Company’s receipt of $25,000,000 or more in gross revenue in a single fiscal year (but in no event prior to twelve (12) months from the date of the final prospectus with respect to the Qualified Offering (as defined in the Lock-Up Agreements), if any, even if such gross revenue threshold is attained prior to such date), or (ii) eighteen (18) months from the date thereof.

The above description of the Certificate of Designations and the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the full text of such documents, which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing descriptions of the Certificate of Designations and the Lock-Up Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designations and the Lock-Up Agreements, copies of which are attached hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 3.03 is hereby incorporated by reference.

Item 9.01 Exhibits.

Exhibit No.	Description

3.1*	Series G Certificate of Designations
10.1*	Amendment #2 to Securities Purchase Agreement and Promissory Note
10.2*	Waiver
10.3*	Form of Lock Up Agreement

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVECARE, INC.

Date: February 3, 2017	By:	/s/ Jeffrey Peterson
Jeffrey Peterson
Chief Executive Officer

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